Exhibit 99.B


                                    EXHIBIT B

             Offer to Purchase (with financial statements enclosed)

                              WHISTLER FUND, L.L.C.
                           622 Third Avenue, 8th Floor
                            New York, New York 10017

                  OFFER TO PURCHASE $30 MILLION OF OUTSTANDING
                          INTERESTS AT NET ASSET VALUE
                                DATED MAY 2, 2002

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
             12:00 MIDNIGHT, NEW YORK TIME, ON FRIDAY, MAY 31, 2002,
                          UNLESS THE OFFER IS EXTENDED

To the Members of
Whistler Fund, L.L.C.:

                  Whistler Fund, L.L.C., a closed-end, non-diversified, management investment company organized as a Delaware limited liability company (the "Fund"), is offering to purchase for cash on the terms and conditions set forth in this offer to purchase ("Offer to Purchase") and the related Letter of Transmittal (which together with the Offer to Purchase constitutes the "Offer") up to $30 million of interests in the Fund or portions thereof pursuant to tenders by members of the Fund ("Members") at a price equal to their net asset value as of June 30, 2002, if the Offer expires on May 31, 2002. (As used in this Offer, the term "Interest" or "Interests," as the context requires, shall refer to the interests in the Fund and portions thereof representing beneficial interests in the Fund.) If the Fund elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the net asset value of such Interests will be determined at the close of business on the last business day of the month after the month in which the tender offer actually expires. This Offer is being made to all Members and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund's Limited Liability Company Agreement dated as of July 14, 1999 (the "LLC Agreement").

                  Members should realize that the value of the Interests tendered in this Offer likely will change between March 31, 2002 (the last time net asset value was calculated) and June 30, 2002, when the value of the Interests tendered to the Fund will be determined for purposes of calculating the purchase price of such Interests. Members tendering their Interest should also note that they will remain Members in the Fund, with respect to the Interest tendered and accepted for purchase by the Fund, through June 30, 2002, the valuation date of the Offer when the net asset value of their Interest is calculated. Any tendering Members that wish to obtain the estimated net asset value of their Interests should contact PFPC Inc., at the telephone number or address set forth below, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).

Whistler Fund, L.L.C.

                  Members desiring to tender all or any portion of their Interests in accordance with the terms of the Offer should complete and sign the attached Letter of Transmittal and send or deliver it to the Fund in the manner set forth below.

                                    IMPORTANT

                  NEITHER THE FUND, NOR ITS INVESTMENT ADVISER NOR ITS BOARD OF MANAGERS MAKES ANY RECOMMENDATION TO ANY MEMBER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. MEMBERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF THEY CHOOSE TO DO SO, THE PORTION OF THEIR INTERESTS TO TENDER.

                  BECAUSE EACH MEMBER'S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER MEMBERS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

                  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                  Questions  and  requests  for   assistance  and  requests  for
additional copies of the Offer may be directed to the Fund's service agent.

                                    PFPC Inc.
                                    P.O. Box 220
                                    Claymont, Delaware 19703
                                    Attn:  Karl Garrett

                                    Phone:  (888) 697-9661
                                                 (866) 306-0232

                                    Fax:      (302) 791-3105
                                              (302) 793-8132

Whistler Fund, L.L.C.


                                TABLE OF CONTENTS


1.   Background and Purpose of the Offer......................................6
2.   Offer to Purchase and Price..............................................7
3.   Amount of Tender.........................................................8
4.   Procedure for Tenders....................................................9
5.   Withdrawal Rights.......................................................10
6.   Purchases and Payment...................................................10
7.   Certain Conditions of the Offer.........................................12
8.   Certain Information About the Fund......................................12
9.   Certain Federal Income Tax Consequences.................................13
10.   Miscellaneous..........................................................13

Whistler Fund, L.L.C.


                               SUMMARY TERM SHEET

                    o As stated in the offering documents of Whistler Fund, L.L.C. (hereinafter "we" or the "Fund"), we will purchase your limited liability company interests ("Interests") at their net asset value (that is, the value of the Fund's assets minus its liabilities, multiplied by the proportionate interest in the Fund you desire to redeem). This offer ("Offer") will remain open until 12:00 midnight New York time, on May 31, 2002 unless the Offer is extended (the "Expiration Date"). The net asset value will be calculated for this purpose on June 30, 2002 or, if the Offer is extended, on the last business day of the month following the month in which the tender Offer actually expires (the "Valuation Date").

                    o The Fund reserves the right to adjust the Valuation Date to correspond with any extension of the Offer. The Fund will review the net asset value calculation of the Interests during the Fund's audit for its fiscal year ending March 31, 2003, which the Fund expects will be completed by the end of May 2003 and that net asset value will be used to determine the final amount paid for tendered Interests.

                    o You may tender your entire Interest, a portion of your Interest defined as a specific dollar value or a portion of your Interest above the minimum required capital account balance. If you tender your entire Interest (or a portion of your Interest) and we purchase that Interest, we will give you a non-interest bearing, non-transferable promissory note (the "Note") that will be held in your brokerage account with CIBC World Markets Corp. ("CIBC WM") and will entitle you to an amount equal to the net asset value of the Interest tendered, (valued in accordance with the Fund's Limited Liability Company Agreement dated July 14, 1999 (the "LLC Agreement")), determined as of June 30, 2002 (or if the Offer is extended, the net asset value determined on the Valuation Date), less any incentive allocation payable to the investment adviser or any incentive allocation that would be payable to the investment adviser if the Valuation Date of the Interest was a date on which an incentive allocation would otherwise be made.

                    o If you tender your entire Interest, the Note will entitle you to an initial payment in cash and/or marketable securities (valued according to the LLC Agreement) equal to at least 95% of the unaudited net asset value of the Interest (the "Initial Payment") which will be paid to your brokerage account with CIBC WM within 30 calendar days after the Valuation Date or, if we have requested withdrawals of capital from any investment funds in order to fund the purchase of Interests, ten business days after we have received at least 95% of the aggregate amount withdrawn from such investment funds.

                    o The Note will also entitle you to a contingent payment (the "Contingent Payment") equal to the excess, if any, of (a) the net asset value of the Interest tendered as of the Valuation Date (as it may be adjusted based upon the next annual audit of the Fund's financial statements) over
                         (b) the Initial Payment. The Contingent Payment will be paid within 10 calendar days after the completion of the Fund's next annual audit.

                    o If you tender only a portion of your Interest, the Note will entitle you to a payment in cash and/or marketable securities (valued according to the LLC Agreement) equal to 100% of the unaudited net asset value of the Interest and will be paid to your brokerage account with CIBC WM within 30 calendar days after the Valuation Date or, if we have requested withdrawals of capital from any investment funds in order to fund the purchase of Interests, within ten business days after we have received at least 95% of the aggregate amount withdrawn from such investment funds.

                    o If you tender only a portion of your Interest, you will be required to maintain a capital account balance equal to the greater of: (1) $150,000, net of any incentive allocation payable to the investment adviser, that would be deducted from your capital account if the Valuation Date were a date on which an incentive allocation would otherwise be made (the "Tentative
                         Incentive Allocation") or (2) the amount of the Tentative Incentive Allocation. We reserve the right to purchase less than the amount you tender if the purchase would cause your capital account to have less than the required minimum balance.

                    o If we accept the tender of your entire Interest or a portion of your Interest, we will pay the proceeds from: cash on hand, withdrawals of capital from the investment funds in which we have invested, the proceeds of the sale of and/or delivery of portfolio securities held by the Fund and/or delivery through borrowing if the Offer is extended (which we do not intend to do).

                    o Following this summary is a formal notice of our offer to purchase your Interests. Our Offer remains open to you until 12:00 midnight New York time, on May 31, 2002, the expected expiration date of the Offer. Until that time, you have the right to change your mind and withdraw any tenders of your Interest. You will also have the right to withdraw the tenders of your Interest at any time after June 27, 2002, 40 business days from the commencement of the Offer, assuming your Interest has not yet been accepted for purchase by the Fund.

                    o If you would like us to purchase your Interests or a portion of your Interests, you should (i) mail the Letter of Transmittal, enclosed with our Offer, to PFPC Inc. at P.O. Box 220, Claymont, Delaware 19703, attention Karl Garrett; or (ii) fax it to PFPC Inc. at
                         (302)  791-3105  or  (302)  793-8132,  so  that  it  is
                         received  before  12:00  midnight,  New  York  time, on
                         May 31, 2002. IF YOU CHOOSE TO FAX THE LETTER OF TRANSMITTAL, YOU SHOULD MAIL THE ORIGINAL LETTER OF TRANSMITTAL TO PFPC INC. PROMPTLY AFTER YOU FAX IT (ALTHOUGH THE ORIGINAL DOES NOT HAVE TO BE RECEIVED BEFORE 12:00 MIDNIGHT, NEW YORK TIME, ON MAY 31, 2002). Of course, the value of your Interests will change between March

                         31st (the last time net asset value was calculated) and June 30th when the value of your investment will be determined for purposes of calculating the purchase price for Interests.

                    o If you would like to obtain the estimated net asset value of your Interests, which we calculate monthly, based upon the information we receive from the managers of the investment funds in which we invest, you may contact PFPC Inc. at (888) 697-9661 or (866) 306-0232 or at the address listed above, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).

                    o Please note that just as you have the right to withdraw the tenders of your Interest, we have the right to cancel, amend or postpone this Offer at any time before 12:00 midnight, New York time, on May 31, 2002. Also realize that although the Offer expires on May 31, 2002, you will remain a Member of the Fund with respect to the Interest you tendered that is accepted for purchase by the Fund through June 30, 2002, when the net asset value of your Interest is calculated.

                     1. BACKGROUND AND PURPOSE OF THE OFFER. The purpose of this offer to purchase interests ("Offer") is to provide liquidity to members of the Fund "Member" who hold Interests, as contemplated by and in accordance with the procedures set forth in the Fund's Confidential Memorandum dated July 14, 1999, as supplemented (the "Confidential Memorandum"), and the LLC Agreement. The Confidential Memorandum and the LLC Agreement, which were provided to each Member in advance of subscribing for Interests, provide that the board of managers of the Fund (the "Board of Managers") has the discretion to determine whether the Fund will purchase Interests from time to time from Members pursuant to written tenders. The Confidential Memorandum also states that CIBC
Oppenheimer Advisers, L.L.C., the investment adviser of the Fund (the "Adviser"), expects that it will recommend to the Board of Managers that the Fund purchase Interests from Members once in each year, effective on the last business day of June and December. The Fund previously offered to purchase Interests from Members pursuant to written tenders effective as of December 31, 2000 and December 31, 2001. Those were the only tender offers made by the Fund. Because there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Fund, the Board of Managers has determined, after consideration of various matters, including but not limited to those set forth in the Confidential Memorandum, that the Offer is in the best interest of Members in order to provide liquidity for Interests as contemplated in the Confidential Memorandum and the LLC Agreement. The Board of Managers intends to consider the continued desirability of the Fund making an offer to purchase Interests twice in each year, but the Fund is not required to make any such offer.

                  The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Members who do not tender Interests. Members who retain their Interests may be subject to increased risks due to the reduction in the Fund's aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. However, the Fund believes that this result is unlikely given the nature of the Fund's investment program. A reduction in the aggregate assets of the Fund may result in Members who do not tender Interests bearing higher

Whistler Fund, L.L.C.

costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing members on June 1, 2002 and thereafter from time to time.

                  Interests that are tendered to the Fund in connection with this Offer will be retired, although the Fund may issue new Interests from time to time in transactions not involving any public offering conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. The Fund currently expects that it will accept subscriptions for Interests as of June 1, 2002 and on the first day of each month thereafter, but is under no obligation to do so.

                                    2. OFFER TO PURCHASE  AND  PRICE.  The  Fund
will, on the terms and subject to the conditions of the Offer, purchase up to $30 million of those outstanding Interests that are properly tendered by Members and not withdrawn (in accordance with Section 5 below) prior to 12:00 midnight, New York time, on Friday, May 31, 2002 (such time and date being hereinafter called the "Initial Expiration Date"), or such later date as corresponds to any extension of the Offer. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Fund reserves the right to extend, amend or cancel the Offer as described in Sections 3 and 7 below. The purchase price of an Interest tendered will be its net asset value on June 30, 2002 or, if the Offer is extended, on the last business day of the month following the month in which the Offer expires (such time and date the "Valuation Date"), payable as set forth in
Section 6. As of the close of business on March 31, 2002, the unaudited net asset value of an Interest corresponding to an initial capital contribution of $150,000 on the following closing dates of the Fund was as follows:


      If you invested $150,000              Your Unaudited Net Asset Value as of
      on the following Closing Date         March 31, 2002 would be
      -----------------------------         ------------------------------------

      October 1, 1999                                $189,419

      November 1, 1999                               $186,451

      December 1, 1999                               $184,285

      January 1, 2000                                $178,032

      February 1, 2000                               $176,310

      March 1, 2000                                  $167,188

      April 1, 2000                                  $170,883

      May 1, 2000                                    $171,542

      June 1, 2000                                   $171,481

Whistler Fund, L.L.C.


      July 1, 2000                                   $169,416

      August 1, 2000                                 $168,048

      September 1, 2000                              $165,750

      October 1, 2000                                $163,027

      January 1, 2001                                $158,532

      March 1, 2001                                  $158,386

      April 1, 2001                                  $156,658

      May 1, 2001                                    $159,033

      June 1, 2001                                   $157,269

      July 1, 2001                                   $155,681

      August 1, 2001                                 $155,387

      September 1, 2001                              $153,123

      October 1, 2001                                $152,466

      November 1, 2001                               $152,617

      December 1, 2001                               $152,240

      January 1, 2002                                $151,826

      February 1, 2002                               $150,948

      March 1, 2002                                  $151,269


                  As of the close of business on March 31, 2002, there was approximately $103,205,540 outstanding in capital of the Fund held in Interests (based on the unaudited net asset value of such Interests). Members may obtain monthly estimated net asset value information, which the Fund calculates based upon the information it receives from the managers of the investment funds in which the Fund invests, until the expiration of the Offer, by contacting PFPC Inc. ("PFPC") at the telephone numbers or address set forth on page 2, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).

                  3. AMOUNT OF TENDER. Subject to the limitations set forth below, Members may tender their entire Interest, a portion of their Interest defined as a specific dollar value or the portion of their Interest above the required minimum capital account balance, as described below. A Member who tenders for purchase only a portion of such Member's Interest shall be

Whistler Fund, L.L.C.


required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the incentive allocation, if any, that is to be debited from the capital account of the Member and credited to the Special Advisory Member Account of the Adviser on the Valuation Date (the "Incentive Allocation") or would be so debited if the Valuation Date were a day on which an incentive allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from such member so that the required minimum balance is maintained. The Offer is being made to all members of the Fund and is not conditioned on any minimum amount of Interests being tendered.

                  If the amount of Interests that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 5 below is less than or equal to $30 million (or such greater amount as the Fund may elect to purchase pursuant to the Offer), the Fund will, on the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 7 below. If more than $30 million of Interests are duly tendered to the Fund prior to the expiration of the Offer and not withdrawn pursuant to Section 5 below, the Fund will in its sole discretion either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(3) under the Securities Exchange Act of 1934, as amended; (b) extend the Offer, if necessary, and increase the amount of Interests that the Fund is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered prior to or on the Expiration Date for payment on a pro rata basis based on the aggregate net asset value of tendered Interests. The Offer may be extended, amended or canceled in various other circumstances described in Section 7 below.

                  4. PROCEDURE FOR TENDERS. Members wishing to tender Interests pursuant to the Offer should send or deliver a completed and executed Letter of Transmittal to PFPC, to the attention of Karl Garrett, at the address set forth on page 2, or fax a completed and executed Letter of Transmittal to PFPC, also to the attention of Karl Garrett, at one of the fax numbers set forth on page 2. The completed and executed Letter of Transmittal must be received by PFPC, either by mail or by fax, no later than 12:00 midnight on the Expiration Date.

                  The Fund recommends that all documents be submitted to PFPC via certified mail, return receipt requested, or by facsimile transmission. A Member choosing to fax a Letter of Transmittal to PFPC must also send or deliver the original completed and executed Letter of Transmittal to PFPC promptly thereafter. Members wishing to confirm receipt of a Letter of Transmittal may contact PFPC at the address or telephone numbers set forth on page 2. The method of delivery of any documents is at the election and complete risk of the Member tendering an Interest including, but not limited to, the failure of PFPC to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular Member, and the Fund's interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Fund, the Adviser or the Board of Managers shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

                  5. WITHDRAWAL RIGHTS. Any Member tendering an Interest pursuant to this Offer may withdraw such tender at any time prior to or on the Expiration Date and, if such Member's Interest is not accepted by the Fund, at any time after June 27, 2002, 40 business days from the commencement of the Offer. To be effective, any notice of withdrawal must be timely received by PFPC at the address or fax numbers set forth on page 2. A form to use to give notice of withdrawal of a tender is available by calling PFPC at the telephone numbers indicated on page 2. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. A tender of Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be tendered again prior to the Expiration Date by following the procedures described in Section 4.

                  6. PURCHASES AND PAYMENT. For purposes of the Offer, the Fund will be deemed to have accepted (and thereby purchased) Interests that are tendered as, if and when it gives written notice to the tendering Member of its election to purchase such Interest.

                  Members may tender their entire Interest, a portion of their Interest defined as a specific dollar value or a portion of their Interest above the required minimum capital account balance. Each Member who tenders its entire Interest or a portion thereof that is accepted for purchase will be given a non-interest bearing, non-transferable promissory note, (the "Note") within ten calendar days of the acceptance of the Member's Interest. The Note will entitle the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the Interest or portion thereof being purchased (subject to adjustment upon completion of the next annual audit of the Fund's financial statements). This amount will be the value of the Member's capital account (or the portion thereof being purchased) determined as of the Valuation Date and will be based upon the net asset value of the Fund's assets as of that date, after giving effect to all allocations to be made as of that date.

                  If a Member tenders its entire Interest, the Note will entitle the Member to receive an initial payment in an amount equal to at least 95% of the unaudited net asset value of the Interest tendered and accepted for purchase by the Fund, less any incentive allocation payable to the Adviser (the
"Incentive Allocation"), determined as of the Valuation Date (the "Initial Payment"). Payment of this amount will be made within 30 calendar days after the Valuation Date or, if the Fund has requested withdrawals of its capital from any investment funds in order to fund the purchase of Interests, within ten business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from such investment funds. The Note will also entitle a Member to receive a contingent payment (the "Contingent Payment") equal to the excess, if any, of (a) the net asset value of the Interest tendered by the Member and accepted by the Fund for purchase as of the Valuation Date, as it may be adjusted based upon the next annual audit of the Fund's financial statements, over (b) the Initial Payment. The Contingent Payment will be payable within ten calendar days after the completion of the Fund's next annual audit. It is anticipated that the annual audit of the Fund's financial statements will be completed within 60 days after March 31, 2003, the fiscal year end of the Fund.

                  A Member who tenders for repurchase only a portion of such Member's Interest will receive a Note that will entitle the Member to a payment in cash and/or marketable securities (valued in accordance with the LLC Agreement) equal to 100% of the net asset value of the Interest tendered by the Member that is accepted for purchase by the Fund. Payment pursuant to the Note will be made within 30 calendar days after the Valuation Date or, if the Fund has requested withdrawals of its capital from any investment funds in order to fund the purchase of Interests, within ten business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from such investment funds. The Member will be required to maintain a capital account balance equal to the greater of: (1) $150,000, net of the Incentive Allocation, if any, that would be debited against the Member's capital account if the date of repurchase of the Interest or portion thereof were a date on which an Incentive Allocation would otherwise be made (the "Tentative Incentive Allocation") or (2) the amount of the Tentative Incentive Allocation.

                  The Note, pursuant to which Members will receive payment for tendered Interests, will be deposited directly into the tendering Member's brokerage account with CIBC WM. Any cash payment due pursuant to the Note will be made by wire transfer directly to the tendering Member's brokerage account at CIBC WM and will be subject upon withdrawal from such account to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account.

                  Although the Fund has retained the option to pay all or a portion of the purchase price by distributing marketable securities, in each case, the purchase price will be paid entirely in cash except in the unlikely event that the Board of Managers of the Fund determines that the distribution of securities is necessary to avoid or mitigate any adverse effect of the Offer on the remaining Members.

                  It is expected that cash payments for Interests acquired pursuant to the Offer which will not exceed $30 million, (unless the Fund elects to purchase a greater amount) will be derived from: (a) cash on hand; (b) withdrawal of capital from the investment funds in which the Fund invests; (c) the proceeds of the sale of securities and portfolio assets held by the Fund; and/or (d) possibly borrowings, as described below. The Fund will segregate with its custodian cash or U.S. government securities or other liquid securities equal to the value of the amount estimated to be paid under the Notes, as described above. Neither the Fund, nor the Board of Managers, nor the Adviser have determined at this time to borrow funds to purchase Interests tendered in connection with the Offer. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Fund, in its sole discretion, may decide to fund any portion of the purchase price, subject to compliance with applicable law, through borrowings. If the Fund funds any portion of the purchase price in that manner, it will deposit assets in a special custody account with its custodian, PFPC Trust Company, to serve as collateral for any amounts so borrowed, and if the Fund were to fail to repay any such amounts, the lender would be entitled to satisfy the Fund's obligations from the collateral deposited in the special custody account. The Fund expects that the repayment of any amounts borrowed will be financed from additional funds contributed to the Fund by existing and/or new Members,

Whistler Fund, L.L.C.

withdrawal of capital from the investment funds in which it has invested or from the proceeds of the sale of securities and portfolio assets held by the Fund.

                  7. CERTAIN CONDITIONS OF THE OFFER. The Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying Members of such extension. In the event that the Fund so elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the net asset value of such Interests will be determined as of the close of business on the last business day of the month following the month in which the Offer expires. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Fund also reserves the right, at any time and from time to time up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set forth in the following paragraph and in the event of such cancellation not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; and (c) postpone the acceptance of Interests. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify Members.

                  The Fund may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund's investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the judgment of the Board of Managers, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Fund, (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Fund, (iii) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Fund, (vi) material decrease in the net asset value of the Fund from the net asset value of the Fund as of commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Fund or its Members if Interests tendered pursuant to the Offer were purchased; or (c) the Board of Managers determines that it is not in the best interest of the Fund to purchase Interests pursuant to the Offer. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

                  8. CERTAIN INFORMATION ABOUT THE FUND. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. It is organized as a Delaware limited liability company. The principal office of the Fund is located at 622 Third Avenue, 8th Floor, New York, New York 10017 and the telephone number is (212) 667-4122. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LLC Agreement.

                  The Fund does not have any plans or proposals that relate to or would result in: (a) the acquisition by any person of additional Interests (other than the Fund's intention to accept subscriptions for Interests on the first day of each month and from time to time in the discretion

Whistler Fund, L.L.C.

of the Fund) or the disposition of Interests; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Fund; (c) any material change in the present distribution policy or indebtedness or capitalization of the Fund; (d) any change in the identity of the investment adviser of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the members of the Board of Managers, to fill any existing vacancy on the Board of Managers or to change any material term of the investment advisory arrangement with the Adviser; (e) a sale or transfer of a material amount of assets of the Fund (other than as the Board of Managers determines may be necessary or appropriate to fund any portion of the purchase price for Interests acquired pursuant to this Offer to Purchase or in connection with ordinary portfolio transactions of the Fund); (f) any other material change in the Fund's structure or business, including any plans or proposals to make any changes in its fundamental investment policy for which a vote would be required by Section 13 of the 1940 Act; or (g) any changes in the LLC Agreement or other actions that may impede the acquisition of control of the Fund by any person.

                  Other than the acceptance of subscriptions for Interests on April 1, 2002 and May 1, 2002, there have been no transactions involving the Interests that were effected during the past 60 business days by the Fund, the Adviser, any Member or any person controlling the Fund or the Adviser or controlling any Member. Based on March 31, 2002 estimated values, Canadian Imperial Holdings, Inc., an affiliate of the adviser, owns $5,634,459 approximately 5.46% of the outstanding Interests. Canadian Imperial Holdings, Inc. does not intend to tender any part of its Interest at this time. The Adviser of the Fund is also entitled under the terms of the LLC Agreement to receive, subject to certain limitations, the Incentive Allocation, as specified in the LLC Agreement and described in the Confidential Memorandum.

                  9. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund from Members pursuant to the Offer. Members should consult their own tax advisors for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

                  In general, a Member from whom an Interest is purchased by the Fund will be treated as receiving a distribution from the Fund. Such Member generally will not recognize income or gain as a result of the purchase, except to the extent (if any) that the amount of consideration received by the Member exceeds such Member's then adjusted tax basis in such Member's Interest. A Member's basis in such Member's Interest will be reduced (but not below zero) by the amount of consideration received by the Member from the Fund in connection with the purchase of such Interest. A Member's basis in such Member's Interest will be adjusted for income, gain or loss allocated (for tax purposes) to such Member for periods prior to the purchase of such Interest. Cash distributed to a Member in excess of the adjusted tax basis of such Member's Interest is taxable as capital gain or ordinary income, depending on the circumstances. A Member whose entire Interest is purchased by the Fund may recognize a loss, but only to the extent that the amount of consideration received from the Fund is less than the Member's then adjusted tax basis in such Member's Interest.

                  10. MISCELLANEOUS. The Offer is not being made to, nor will tenders be accepted from, Members in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any

Whistler Fund, L.L.C.

jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Members from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

                  The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting PFPC at the address and telephone numbers set forth on page 2 or from the Securities and Exchange Commission's internet web site, http://www.sec.gov. For a fee, a copy may be obtained from the public reference office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                                     ANNEX A

                              Financial Statements

         Audited financial statements for the period as of October 1, 1999 (commencement of operations) through March 31, 2000;

         Audited financial statements for the year ended March 31, 2001; and

         Unaudited financial statements for the six month period ended September 30, 2001.

                              WHISTLER FUND, L.L.C.

                              FINANCIAL STATEMENTS

                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2001

                                   (UNAUDITED)

                              WHISTLER FUND, L.L.C.

                              FINANCIAL STATEMENTS

                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2001
                                   (UNAUDITED)







                                    CONTENTS



Statement of Assets, Liabilities and Members' Capital - Net Assets...........  1

Statement of Operations......................................................  2

Statement of Changes in Members' Capital - Net Assets........................  3

Statement of Cash Flows......................................................  4

Notes to Financial Statements................................................  5

STATEMENT OF ASSETS, LIABILITIES AND MEMBERS' CAPITAL - NET ASSETS
(IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                               SEPTEMBER 30, 2001

ASSETS                                                                            (UNAUDITED)

Cash and cash equivalents                                                      $            1,171
Investments in investment funds, at fair value (identified cost - $77,900)                 91,679
Receivable for investments sold                                                             2,016
Interest receivable                                                                             2
Other assets                                                                                   14
                                                                               ------------------

         TOTAL ASSETS                                                                      94,882
                                                                               ------------------

LIABILITIES

Administration fee payable                                                                     81
Accrued expenses                                                                              195
                                                                               ------------------

         TOTAL LIABILITIES                                                                    276
                                                                               ------------------

              NET ASSETS                                                       $           94,606
                                                                               ==================

MEMBERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions - (net of syndication costs of $100)                     $           93,604
Capital withdrawals                                                                       (11,040)
Accumulated net investment loss                                                            (1,879)
Accumulated net realized gain on investments                                                  142
Accumulated net unrealized appreciation                                                    13,779
                                                                               ------------------

         MEMBERS' CAPITAL - NET ASSETS                                         $           94,606
                                                                               ==================


The accompanying notes are an integral part of these financial statements.

STATEMENT OF ASSETS, LIABILITIES AND MEMBERS' CAPITAL - NET ASSETS
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                SIX MONTHS ENDED
                                                                               SEPTEMBER 30, 2001
                                                                                  (UNAUDITED)

INVESTMENT INCOME

     Interest                                                                  $               35
                                                                               ------------------

EXPENSES
     OPERATING EXPENSES:
         Administration fee                                                                   435
         Professional fees                                                                    103
         Accounting and investor services fee                                                  58
         Board of Managers' fees and expenses                                                  12
         Custodian fees                                                                         4
         Miscellaneous                                                                         16
                                                                               ------------------

              TOTAL OPERATING EXPENSES                                                        628
                                                                               ------------------

              NET INVESTMENT LOSS                                                            (593)
                                                                               ------------------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS

     NET REALIZED GAIN ON INVESTMENTS                                                          16
     NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS                                   3,371
                                                                               ------------------

         NET REALIZED AND UNREALIZED GAIN                                                   3,387
                                                                               ------------------

         INCREASE IN MEMBERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES       $            2,794
                                                                               ==================


The accompanying notes are an integral part of these financial statements.

WHISTLER FUND, L.L.C.

STATEMENT OF CHANGES IN MEMBERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------


                                                             SIX MONTHS ENDED
                                                             SEPTEMBER 30, 2001         YEAR ENDED
                                                                (UNAUDITED)           MARCH 31, 2001

FROM INVESTMENT ACTIVITIES

     Net investment loss                                     $             (593)     $             (731)
     Net realized gain on investments                                        16                     118
     Net change in unrealized appreciation on investments                 3,371                   6,506
                                                             ------------------      ------------------

         INCREASE IN MEMBERS' CAPITAL
         DERIVED FROM INVESTMENT ACTIVITIES                               2,794                   5,893

MEMBERS' CAPITAL TRANSACTIONS

     Capital contributions                                               21,091                  32,606
     Capital withdrawals                                                   --                   (10,863)
                                                             ------------------      ------------------

         INCREASE IN MEMBERS' CAPITAL
         DERIVED FROM CAPITAL TRANSACTIONS                               21,091                  21,743

         MEMBERS' CAPITAL AT BEGINNING OF PERIOD                         70,721                  43,085
                                                             ------------------      ------------------

         MEMBERS' CAPITAL AT END OF PERIOD                   $           94,606      $           70,721
                                                             ==================      ==================







The accompanying notes are an integral part of these financial statements.

WHISTLER FUND, L.L.C.

STATEMENT OF CASH FLOWS (IN THOUSANDS)

--------------------------------------------------------------------------------


                                                                                 SIX MONTHS ENDED
                                                                                SEPTEMBER 30, 2001
                                                                                    (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
     Increase in members' capital derived from investment activities           $            2,794
     Adjustments to reconcile net increase in members' capital
      derived from investment activities to net cash used in
      operating activities:
         Increase in investments in investment funds at fair value                        (24,121)
         Increase in receivable for investments sold                                       (2,016)
         Decrease in interest receivable                                                       12
         Decrease in receivables for investments paid in advance                            8,500
         Increase in other assets                                                             (14)
         Decrease in accrued expenses                                                         (17)
         Increase in management fee payable                                                    23
                                                                               ------------------
              NET CASH USED IN OPERATING ACTIVITIES                                       (14,839)

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributions                                                                 13,669
     Capital withdrawals                                                                     --
                                                                               ------------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                         13,669

         NET CHANGE IN CASH                                                                (1,170)
              Cash at beginning of period                                                   2,341
                                                                               ------------------
              Cash at end of period                                            $            1,171
                                                                               ==================






The accompanying notes are an integral part of these financial statements.

WHISTLER FUND, L.L.C.

NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2001 (UNAUDITED)
--------------------------------------------------------------------------------

     1.   ORGANIZATION

          Whistler Fund, L.L.C. (the "Company") was organized as a Delaware limited liability company on July 1, 1999. The Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. The Company seeks to achieve capital appreciation while attempting to limit risk through the use of multi-strategy, multi-manager, diversified investment philosophy. It pursues the objective through investment strategies which have a low correlation with the equity and fixed income markets, or which, when balanced with other strategies, lower the correlation of the Company's total performance to the equity and fixed income markets.

          CIBC Oppenheimer Advisers, L.L.C. (the "Adviser"), a Delaware limited liability company, serves as the investment advisor of the Company.
          CIBC World Markets Corp. ("CIBC WM"), the managing member of the Adviser, will rely on its Hedge Fund Due Diligence Committee to oversee the Adviser's investment decision making on behalf of the Company.

          Generally, initial and additional subscriptions for interests by eligible investors may be accepted as of the first day of each month. The Company reserves the right to reject any subscriptions for interests in the Company. The Adviser, from time to time and in its complete and exclusive discretion, may determine to cause the Company to repurchase interests or portions thereof from members other than the Adviser in its capacity as the Special Advisory Member pursuant to written tenders by members on such terms and conditions as it may determine.

2.       SIGNIFICANT ACCOUNTING POLICIES

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing the Company's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

          Investments in investee companies ("investee companies") are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memorandums. The Company values these investments at fair value based on financial data supplied by the investee companies. Substantially all of the underlying investments of the investee companies are comprised of readily marketable securities.

          Interest income is recorded on the accrual basis.

          Cash equivalents consist of monies invested in money market funds and are accounted for at cost plus accrued interest as reported by the money market funds.

WHISTLER FUND, L.L.C.

--------------------------------------------------------------------------------

     2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          a.   PORTFOLIO VALUATION

          The net asset value of the Company is determined as of the close of business at the end of any fiscal period in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Managers.

          The Company's investments in investee companies are carried at fair value as determined by the Company's pro-rata interest in the net assets of each investment fund. All valuations utilize financial information supplied by each investment fund and are net of management and performance incentive fees or allocations payable to the investee companies' managers as required by the investee companies' agreements. The underlying investments of each investment fund are accounted for at fair value as described in each investment fund's financial statements. Distributions received, whether in the form of cash or securities, are applied as a reduction of the investment's cost when identified by the investee companies as a return of capital.

          b.   FUND EXPENSES

          The Company will bear all expenses incurred in the business of the Company, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for the Company's account; legal fees; accounting and auditing fees; costs of insurance; registration expenses; certain offering and organization costs; and expenses of meetings of the Board of Managers.

          c.   INCOME TAXES

          No provision for the payment of Federal, state or local income taxes has been provided on the profits of the Company. Each member is individually required to report on its own tax return its distributive share of the Company's taxable income or loss.

          d.   CASH EQUIVALENTS

          The Company treats all highly-liquid financial instruments that mature within three months as cash equivalents. At September 30, 2001, $1,171,012 in cash equivalents was held at PNC Bank.

     3.   MANAGEMENT  FEE, PROFIT  ALLOCATION,  RELATED PARTY  TRANSACTIONS  AND
          OTHER

          CIBC WM provides certain management and administrative services to the Company, including, among other things, providing office space and other support services. In consideration for such services, the Company will pay CIBC WM a monthly management fee at a monthly rate of .08333% (1% on an annualized basis) of the Company's net assets.

WHISTLER FUND, L.L.C.

--------------------------------------------------------------------------------

     3. MANAGEMENT FEE, PROFIT ALLOCATION, RELATED PARTY TRANSACTIONS AND OTHER (CONTINUED)

          CIBC WM will pay a portion of the fee to its affiliates. CIBC WM acts as a non-exclusive placement agent for the Company and will bear costs associated with its activities as placement agent.

          Net profits or net losses of the Company for each fiscal period will be allocated among and credited to or debited against the capital accounts of all members (but not the Special Advisory Account, as defined) as of the last day of each fiscal period in accordance with members' respective investment percentages for the fiscal period. Generally at the end of each year, an incentive allocation of 10% of the profits, if any, that have been credited to the capital account of a member during the period (an "Incentive Allocation") will be debited from the member's capital account (including the Adviser's capital account) and credited to the Special Advisory Account.

          Each member of the Board of Managers ("Manager") who is not an "interested person" of the Company, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Currently, Howard Singer, as the Principal Manager, is an "interested person" of the Company. All Managers are reimbursed by the Company for all reasonable out-of-pocket expenses incurred by them in performing their duties.

          PFPC Trust Company (an affiliate of PNC Bank, N.A.) serves as custodian of the Company's assets and provides custodial services for the Company. PFPC Inc. (also an affiliate of PNC Bank, N.A.) serves as administrator and accounting agent to the Company and in that capacity provides certain accounting, record keeping, tax and investor related services. The Company pays a monthly fee to the administrator based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain of the administrator's expenses.

     4.   SECURITIES TRANSACTIONS

          Aggregate purchases and proceeds from sales of investee companies for the six months ended September 30, 2001, amounted to $22,750,000 and $2,016,288, respectively. At September 30, 2001, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At September 30, 2001, accumulated net unrealized appreciation on investments was $13,779,088 consisting of $14,992,710 gross unrealized appreciation and $1,213,622 gross unrealized depreciation.

WHISTLER FUND, L.L.C.

--------------------------------------------------------------------------------

     5.   INVESTMENTS IN INVESTEE COMPANIES

          The following table lists the Company's investments in investee companies as of September 30, 2001, none of which were related parties. The agreements related to investments in investee companies provide for compensation in the form of management fees of 0% to 2.5% (per annum) of net assets and performance incentive fees or allocations of 10% to 25% of net profits earned.

                                                                                                     % OF
                                                                                                    MEMBERS'
                    INVESTMENT FUND:                                  COST           FAIR VALUE      CAPITAL
                    ----------------                                  ----           ----------    ---------
          Adelphi Europe Partners, L.P.                          $ 1,750,000        $ 2,381,428        2.52%
          Aries Domestic Fund, L.P.                                1,200,000          1,475,181        1.56%
          Aristeia Partners, L.P.                                  2,250,000          2,530,466        2.67%
          Avery Partners, L.P.                                     2,000,000          2,305,814        2.44%
          Basswood Financial Partners, L.P.                        1,700,000          1,971,997        2.08%
          Bay Harbour, 90-1, Ltd.                                  2,100,000          2,279,667        2.41%
          Bedford Falls Investors. L.P.                            2,400,000          2,864,628        3.03%
          Blackthorn Partners, L.P.                                2,500,000          2,462,045        2.60%
          Diamond Partners, L.L.C                                  2,750,000          2,288,658        2.42%
          Dominion Capital Management                              2,000,000          2,115,880        2.24%
          EOS Partners, L.P.                                       2,125,000          2,351,330        2.49%
          Everest Capital Fund, L.P.                               2,200,000          1,602,276        1.69%
          Helix Convertible Opportunities Fund, L.P.               2,250,000          2,589,810        2.74%
          Highbridge Capital Corp.                                 3,200,000          4,246,467        4.49%
          Hygrove Capital Fund (QP), L.P                           2,250,000          2,158,044        2.28%
          Icarus Partners, L.P.                                    2,350,000          3,670,561        3.88%
          IIU Convertible Fund, Plc                                2,725,000          3,034,167        3.21%
          Ivory Capital II, L.P.                                   2,250,000          2,483,139        2.62%
          Kodiak Capital, L.P.                                     2,450,000          2,927,388        3.09%
          Landsdowne UK Equity Fund Ltd.                           2,000,000          2,086,268        2.21%
          Longacre Capital Partners, L.P.                          3,250,000          3,552,368        3.75%
          Maverick Fund USA, Ltd.                                  4,750,000          5,931,309        6.27%
          Miligate Partners, L.P.                                  2,200,000          3,103,302        3.28%
          MKP Partners, L.P                                        1,500,000          1,561,612        1.65%
          MSC Partners, L.P.                                       2,400,000          2,650,039        2.80%
          Pan Capital, L.L.C                                       1,500,000          1,475,355        1.56%
          Pequod Investments, L.P.                                 2,100,000          2,142,003        2.26%
          Polar Bear Fund                                          1,600,000          3,306,657        3.50%
          Prism Partners, L.P.                                     2,750,000          3,176,417        3.36%
          Rocker Partners, L.P.                                    2,750,000          3,020,563        3.19%
          Stonehill Institutional Partners, L.P.                   2,250,000          2,613,658        2.76%
          Wellington Partners, L.P.                                2,500,000          4,264,414        4.51%
          Willis Coroon Catastrophe Investment Fund, L.P.          2,400,000          2,599,796        2.75%
          WPG Farber Present Fund, L.P.                            1,500,000          2,456,381        2.60%
                                                                 -----------        -----------       ------
          Total                                                  $77,900,000        $91,679,088       96.91%
                                                                 ===========        -----------       ------

                    Other Assets, less Liabilities                                    2,926,554        3.09%
                                                                                    -----------       ------

                     Members' Capital-- Net Assets                                  $94,605,642      100.00%
                                                                                    ===========      =======

WHISTLER FUND, L.L.C.

--------------------------------------------------------------------------------

     6.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

          In the normal course of business, the investee companies in which the Company invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts, contracts for differences, and equity swaps. The Company's risk of loss in these investee companies is limited to the value of these investments reported by the Company. The investee companies provide for periodic redemptions ranging from monthly to annually.

     7.   FINANCIAL HIGHLIGHTS

          The following represents the ratios to average net assets and other supplemental information for the period indicated:

                                                                                         PERIOD FROM OCT. 1, 1999
                                          SIX MONTHS ENDED          YEAR ENDED         (COMMENCEMENT OF OPERATIONS)
                                         SEPTEMBER 30, 2001       MARCH 31, 2001            TO MARCH 31, 2000
          Ratio of net investment
          loss to average net assets            (1.40%)*              (1.28%)                     (3.47%)*
          Ratio of expenses to
          average net assets                     1.48% *               1.67%                       3.67*
          Total gross return**                   3.05%                10.56%                      11.53%
          Total net return                       2.75%                 9.50%                      10.38%


          *   Annualized.
          ** Total gross return assumes a purchase of an interest in the Company on the first day and a sale of the interest on the last day of the period noted, before incentive allocation to the Special Advisory Member, if any. Total returns for a period of less than a full year are not annualized.

     8.   SUBSEQUENT EVENTS

          Effective October 1, 2001 the Company received initial and additional contributions from members of approximately $694,000.

                              WHISTLER FUND, L.L.C.

                              FINANCIAL STATEMENTS

                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2001

                                   (UNAUDITED)

                              WHISTLER FUND, L.L.C.

                              FINANCIAL STATEMENTS

                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2001
                                   (UNAUDITED)







                                    CONTENTS



Statement of Assets, Liabilities and Members' Capital - Net Assets...........  1

Statement of Operations......................................................  2

Statement of Changes in Members' Capital - Net Assets........................  3

Statement of Cash Flows......................................................  4

Notes to Financial Statements................................................  5

WHISTLER FUND, L.L.C.

STATEMENT OF ASSETS, LIABILITIES AND MEMBERS' CAPITAL - NET ASSETS
(IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                               SEPTEMBER 30, 2001
ASSETS                                                                            (UNAUDITED)
Cash and cash equivalents                                                      $            1,171
Investments in investment funds, at fair value (identified cost - $77,900)                 91,679
Receivable for investments sold                                                             2,016
Interest receivable                                                                             2
Other assets                                                                                   14
                                                                               ------------------

         TOTAL ASSETS                                                                      94,882
                                                                               ------------------

LIABILITIES

Administration fee payable                                                                     81
Accrued expenses                                                                              195
                                                                               ------------------

         TOTAL LIABILITIES                                                                    276
                                                                               ------------------

              NET ASSETS                                                       $           94,606
                                                                               ==================

MEMBERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions - (net of syndication costs of $100)                     $           93,604
Capital withdrawals                                                                       (11,040)
Accumulated net investment loss                                                            (1,879)
Accumulated net realized gain on investments                                                  142
Accumulated net unrealized appreciation                                                    13,779
                                                                               ------------------

         MEMBERS' CAPITAL - NET ASSETS                                         $           94,606
                                                                               ==================


The accompanying notes are an integral part of these financial statements.

WHISTLER FUND, L.L.C.

STATEMENT OF ASSETS, LIABILITIES AND MEMBERS' CAPITAL - NET ASSETS
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                SIX MONTHS ENDED
                                                                               SEPTEMBER 30, 2001
                                                                                  (UNAUDITED)
INVESTMENT INCOME
     Interest                                                                  $               35
                                                                               ------------------

EXPENSES
     OPERATING EXPENSES:
         Administration fee                                                                   435
         Professional fees                                                                    103
         Accounting and investor services fee                                                  58
         Board of Managers' fees and expenses                                                  12
         Custodian fees                                                                         4
         Miscellaneous                                                                         16
                                                                               ------------------

              TOTAL OPERATING EXPENSES                                                        628
                                                                               ------------------

              NET INVESTMENT LOSS                                                            (593)
                                                                               ------------------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS

     NET REALIZED GAIN ON INVESTMENTS                                                          16
     NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS                                   3,371
                                                                               ------------------

         NET REALIZED AND UNREALIZED GAIN                                                   3,387
                                                                               ------------------

         INCREASE IN MEMBERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES       $            2,794
                                                                               ==================


The accompanying notes are an integral part of these financial statements.

WHISTLER FUND, L.L.C.

STATEMENT OF CHANGES IN MEMBERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------


                                                             SIX MONTHS ENDED
                                                             SEPTEMBER 30, 2001         YEAR ENDED
                                                                (UNAUDITED)           MARCH 31, 2001
FROM INVESTMENT ACTIVITIES
     Net investment loss                                     $             (593)     $             (731)
     Net realized gain on investments                                        16                     118
     Net change in unrealized appreciation on investments                 3,371                   6,506
                                                             ------------------      ------------------

         INCREASE IN MEMBERS' CAPITAL
         DERIVED FROM INVESTMENT ACTIVITIES                               2,794                   5,893

MEMBERS' CAPITAL TRANSACTIONS

     Capital contributions                                               21,091                  32,606
     Capital withdrawals                                                   --                   (10,863)
                                                             ------------------      ------------------

         INCREASE IN MEMBERS' CAPITAL
         DERIVED FROM CAPITAL TRANSACTIONS                               21,091                  21,743

         MEMBERS' CAPITAL AT BEGINNING OF PERIOD                         70,721                  43,085
                                                             ------------------      ------------------

         MEMBERS' CAPITAL AT END OF PERIOD                   $           94,606      $           70,721
                                                             ==================      ==================







The accompanying notes are an integral part of these financial statements.

WHISTLER FUND, L.L.C.

STATEMENT OF CASH FLOWS (IN THOUSANDS)

--------------------------------------------------------------------------------


                                                                                 SIX MONTHS ENDED
                                                                                SEPTEMBER 30, 2001
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
     Increase in members' capital derived from investment activities           $            2,794
     Adjustments to reconcile net increase in members' capital
      derived from investment activities to net cash used in
      operating activities:
         Increase in investments in investment funds at fair value                        (24,121)
         Increase in receivable for investments sold                                       (2,016)
         Decrease in interest receivable                                                       12
         Decrease in receivables for investments paid in advance                            8,500
         Increase in other assets                                                             (14)
         Decrease in accrued expenses                                                         (17)
         Increase in management fee payable                                                    23
                                                                               ------------------
              NET CASH USED IN OPERATING ACTIVITIES                                       (14,839)

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributions                                                                 13,669
     Capital withdrawals                                                                     --
                                                                               ------------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                         13,669

         NET CHANGE IN CASH                                                                (1,170)
              Cash at beginning of period                                                   2,341
                                                                               ------------------
              Cash at end of period                                            $            1,171
                                                                               ==================






The accompanying notes are an integral part of these financial statements.

WHISTLER FUND, L.L.C.

NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2001 (UNAUDITED)
--------------------------------------------------------------------------------

     1.   ORGANIZATION

          Whistler Fund, L.L.C. (the "Company") was organized as a Delaware limited liability company on July 1, 1999. The Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. The Company seeks to achieve capital appreciation while attempting to limit risk through the use of multi-strategy, multi-manager, diversified investment philosophy. It pursues the objective through investment strategies which have a low correlation with the equity and fixed income markets, or which, when balanced with other strategies, lower the correlation of the Company's total performance to the equity and fixed income markets.

          CIBC Oppenheimer Advisers, L.L.C. (the "Adviser"), a Delaware limited liability company, serves as the investment advisor of the Company.
          CIBC World Markets Corp. ("CIBC WM"), the managing member of the Adviser, will rely on its Hedge Fund Due Diligence Committee to oversee the Adviser's investment decision making on behalf of the Company.

          Generally, initial and additional subscriptions for interests by eligible investors may be accepted as of the first day of each month. The Company reserves the right to reject any subscriptions for interests in the Company. The Adviser, from time to time and in its complete and exclusive discretion, may determine to cause the Company to repurchase interests or portions thereof from members other than the Adviser in its capacity as the Special Advisory Member pursuant to written tenders by members on such terms and conditions as it may determine.

2.       SIGNIFICANT ACCOUNTING POLICIES

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing the Company's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

          Investments in investee companies ("investee companies") are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memorandums. The Company values these investments at fair value based on financial data supplied by the investee companies. Substantially all of the underlying investments of the investee companies are comprised of readily marketable securities.

          Interest income is recorded on the accrual basis.

          Cash equivalents consist of monies invested in money market funds and are accounted for at cost plus accrued interest as reported by the money market funds.

WHISTLER FUND, L.L.C.

--------------------------------------------------------------------------------

     2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          a.   PORTFOLIO VALUATION

          The net asset value of the Company is determined as of the close of business at the end of any fiscal period in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Managers.

          The Company's investments in investee companies are carried at fair value as determined by the Company's pro-rata interest in the net assets of each investment fund. All valuations utilize financial information supplied by each investment fund and are net of management and performance incentive fees or allocations payable to the investee companies' managers as required by the investee companies' agreements. The underlying investments of each investment fund are accounted for at fair value as described in each investment fund's financial statements. Distributions received, whether in the form of cash or securities, are applied as a reduction of the investment's cost when identified by the investee companies as a return of capital.

          b.   FUND EXPENSES

          The Company will bear all expenses incurred in the business of the Company, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for the Company's account; legal fees; accounting and auditing fees; costs of insurance; registration expenses; certain offering and organization costs; and expenses of meetings of the Board of Managers.

          c.   INCOME TAXES

          No provision for the payment of Federal, state or local income taxes has been provided on the profits of the Company. Each member is individually required to report on its own tax return its distributive share of the Company's taxable income or loss.

          d.   CASH EQUIVALENTS

          The Company treats all highly-liquid financial instruments that mature within three months as cash equivalents. At September 30, 2001, $1,171,012 in cash equivalents was held at PNC Bank.

     3.   MANAGEMENT  FEE, PROFIT  ALLOCATION,  RELATED PARTY  TRANSACTIONS  AND
          OTHER

          CIBC WM provides certain management and administrative services to the Company, including, among other things, providing office space and other support services. In consideration for such services, the Company will pay CIBC WM a monthly management fee at a monthly rate of .08333% (1% on an annualized basis) of the Company's net assets.

WHISTLER FUND, L.L.C.

--------------------------------------------------------------------------------

     3. MANAGEMENT FEE, PROFIT ALLOCATION, RELATED PARTY TRANSACTIONS AND OTHER (CONTINUED)

          CIBC WM will pay a portion of the fee to its affiliates. CIBC WM acts as a non-exclusive placement agent for the Company and will bear costs associated with its activities as placement agent.

          Net profits or net losses of the Company for each fiscal period will be allocated among and credited to or debited against the capital accounts of all members (but not the Special Advisory Account, as defined) as of the last day of each fiscal period in accordance with members' respective investment percentages for the fiscal period. Generally at the end of each year, an incentive allocation of 10% of the profits, if any, that have been credited to the capital account of a member during the period (an "Incentive Allocation") will be debited from the member's capital account (including the Adviser's capital account) and credited to the Special Advisory Account.

          Each member of the Board of Managers ("Manager") who is not an "interested person" of the Company, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Currently, Howard Singer, as the Principal Manager, is an "interested person" of the Company. All Managers are reimbursed by the Company for all reasonable out-of-pocket expenses incurred by them in performing their duties.

          PFPC Trust Company (an affiliate of PNC Bank, N.A.) serves as custodian of the Company's assets and provides custodial services for the Company. PFPC Inc. (also an affiliate of PNC Bank, N.A.) serves as administrator and accounting agent to the Company and in that capacity provides certain accounting, record keeping, tax and investor related services. The Company pays a monthly fee to the administrator based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain of the administrator's expenses.

     4.   SECURITIES TRANSACTIONS

          Aggregate purchases and proceeds from sales of investee companies for the six months ended September 30, 2001, amounted to $22,750,000 and $2,016,288, respectively. At September 30, 2001, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At September 30, 2001, accumulated net unrealized appreciation on investments was $13,779,088 consisting of $14,992,710 gross unrealized appreciation and $1,213,622 gross unrealized depreciation.

WHISTLER FUND, L.L.C.

--------------------------------------------------------------------------------

     5.   INVESTMENTS IN INVESTEE COMPANIES

          The following table lists the Company's investments in investee companies as of September 30, 2001, none of which were related parties. The agreements related to investments in investee companies provide for compensation in the form of management fees of 0% to 2.5% (per annum) of net assets and performance incentive fees or allocations of 10% to 25% of net profits earned.

                                                                                                     % OF
                                                                                                    MEMBERS'
                    INVESTMENT FUND:                                  COST           FAIR VALUE      CAPITAL
                    ----------------                                  ----           ----------    ---------
          Adelphi Europe Partners, L.P.                          $ 1,750,000        $ 2,381,428        2.52%
          Aries Domestic Fund, L.P.                                1,200,000          1,475,181        1.56%
          Aristeia Partners, L.P.                                  2,250,000          2,530,466        2.67%
          Avery Partners, L.P.                                     2,000,000          2,305,814        2.44%
          Basswood Financial Partners, L.P.                        1,700,000          1,971,997        2.08%
          Bay Harbour, 90-1, Ltd.                                  2,100,000          2,279,667        2.41%
          Bedford Falls Investors. L.P.                            2,400,000          2,864,628        3.03%
          Blackthorn Partners, L.P.                                2,500,000          2,462,045        2.60%
          Diamond Partners, L.L.C                                  2,750,000          2,288,658        2.42%
          Dominion Capital Management                              2,000,000          2,115,880        2.24%
          EOS Partners, L.P.                                       2,125,000          2,351,330        2.49%
          Everest Capital Fund, L.P.                               2,200,000          1,602,276        1.69%
          Helix Convertible Opportunities Fund, L.P.               2,250,000          2,589,810        2.74%
          Highbridge Capital Corp.                                 3,200,000          4,246,467        4.49%
          Hygrove Capital Fund (QP), L.P                           2,250,000          2,158,044        2.28%
          Icarus Partners, L.P.                                    2,350,000          3,670,561        3.88%
          IIU Convertible Fund, Plc                                2,725,000          3,034,167        3.21%
          Ivory Capital II, L.P.                                   2,250,000          2,483,139        2.62%
          Kodiak Capital, L.P.                                     2,450,000          2,927,388        3.09%
          Landsdowne UK Equity Fund Ltd.                           2,000,000          2,086,268        2.21%
          Longacre Capital Partners, L.P.                          3,250,000          3,552,368        3.75%
          Maverick Fund USA, Ltd.                                  4,750,000          5,931,309        6.27%
          Miligate Partners, L.P.                                  2,200,000          3,103,302        3.28%
          MKP Partners, L.P                                        1,500,000          1,561,612        1.65%
          MSC Partners, L.P.                                       2,400,000          2,650,039        2.80%
          Pan Capital, L.L.C                                       1,500,000          1,475,355        1.56%
          Pequod Investments, L.P.                                 2,100,000          2,142,003        2.26%
          Polar Bear Fund                                          1,600,000          3,306,657        3.50%
          Prism Partners, L.P.                                     2,750,000          3,176,417        3.36%
          Rocker Partners, L.P.                                    2,750,000          3,020,563        3.19%
          Stonehill Institutional Partners, L.P.                   2,250,000          2,613,658        2.76%
          Wellington Partners, L.P.                                2,500,000          4,264,414        4.51%
          Willis Coroon Catastrophe Investment Fund, L.P.          2,400,000          2,599,796        2.75%
          WPG Farber Present Fund, L.P.                            1,500,000          2,456,381        2.60%
                                                                 -----------        -----------       ------
          Total                                                  $77,900,000        $91,679,088       96.91%
                                                                 ===========        -----------       ------

          Other Assets, less Liabilities                                              2,926,554        3.09%
                                                                                    -----------       ------

          Members' Capital-- Net Assets                                             $94,605,642      100.00%
                                                                                    ===========      =======

WHISTLER FUND, L.L.C.

--------------------------------------------------------------------------------

     6.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

          In the normal course of business, the investee companies in which the Company invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts, contracts for differences, and equity swaps. The Company's risk of loss in these investee companies is limited to the value of these investments reported by the Company. The investee companies provide for periodic redemptions ranging from monthly to annually.

     7.   FINANCIAL HIGHLIGHTS

          The following represents the ratios to average net assets and other supplemental information for the period indicated:

                                                                                         PERIOD FROM OCT. 1, 1999
                                          SIX MONTHS ENDED          YEAR ENDED         (COMMENCEMENT OF OPERATIONS)
                                         SEPTEMBER 30, 2001       MARCH 31, 2001            TO MARCH 31, 2000
          Ratio of net investment
          loss to average net assets            (1.40%)*              (1.28%)                     (3.47%)*
          Ratio of expenses to
          average net assets                     1.48% *               1.67%                       3.67*
          Total gross return**                   3.05%                10.56%                      11.53%
          Total net return                       2.75%                 9.50%                      10.38%


          *   Annualized.
          ** Total gross return assumes a purchase of an interest in the Company on the first day and a sale of the interest on the last day of the period noted, before incentive allocation to the Special Advisory Member, if any. Total returns for a period of less than a full year are not annualized.

     8.   SUBSEQUENT EVENTS

          Effective October 1, 2001 the Company received initial and additional contributions from members of approximately $694,000.


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